EXHIBIT 24
                               POWER OF ATTORNEY

         Each of the undersigned Directors and/or Officers of The Timken Company, an Ohio corporation (the "Company"), hereby constitutes and appoints W. R. Timken, Jr., Gene E. Little and William R. Burkhart, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf as a Director and/or Officer of the Company, an Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, on Form 10-K for the fiscal year ended December 31, 2001 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform any and all other acts and deeds whatsoever that may be necessary or required in connection with the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue thereof.

             EXECUTED this 30th day of January, 2002.

          /s/ Glenn A. Eisenberg            /s/ Jay A. Precourt
          _____________________________     ______________________________
          Glenn A. Eisenberg, Executive     Jay A. Precourt, Director
          Vice President - Finance and
          Administration

          /s/ Stanley C. Gault              /s/ John M. Timken, Jr.
          _____________________________     ______________________________
          Stanley C. Gault, Director        John M. Timken, Jr., Director

          /s/ J. Clayburn LaForce, Jr.      /s/ Ward J. Timken
          _____________________________     ______________________________
          J. Clayburn LaForce, Jr.,         Ward J. Timken, Director and
          Director                          Vice President

          /s/ James W. Griffith             /s/ W. R. Timken, Jr.
          _____________________________     ______________________________
          James W. Griffith, Director       W. R. Timken, Jr., Director
          and President and Chief           and Chairman and Chief
          Operating Officer                 Executive Officer

          /s/ Gene E. Little                /s/ Joseph F. Toot, Jr.
          _____________________________     ______________________________
          Gene E. Little, Senior Vice       Joseph F. Toot, Jr., Director
          President - Finance
          (Principal Financial and
           Accounting Officer

                                            /s/ Martin D. Walker
          _____________________________     ______________________________
          John A. Luke, Jr., Director       Martin D. Walker, Director

          /s/ Robert W. Mahoney             /s/ Jacqueline F. Woods
          _____________________________     ______________________________
          Robert W. Mahoney, Director       Jacqueline F. Woods, Director